Exhibit 99.1
Okta Announces Second Quarter Fiscal Year 2026 Financial Results
•Q2 revenue grew 13% year-over-year; subscription revenue grew 12% year-over-year
•Remaining performance obligations (RPO) grew 18% year-over-year; current remaining performance obligations (cRPO) grew 13% year-over-year
•Operating cash flow of $167 million and free cash flow of $162 million

SAN FRANCISCO – August 26, 2025 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity partner, today announced financial results for its second quarter ended July 31, 2025.
“Okta’s unified identity platform is winning customers ranging from the world’s largest global organizations to massive government agencies,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “Our solid Q2 results are highlighted by continued strength in new product adoption, the public sector, Auth0, and cash flow. In the age of AI, Okta’s independence and neutrality will continue to give organizations the freedom to innovate securely and on their own terms.”

Second Quarter Fiscal 2026 Financial Highlights:
•Revenue: Total revenue was $728 million, an increase of 13% year-over-year. Subscription revenue was $711 million, an increase of 12% year-over-year.
•RPO: RPO, or subscription backlog, was $4.152 billion, an increase of 18% year-over-year. cRPO, which represents subscription backlog expected to be recognized over the next 12 months, was $2.265 billion, up 13% compared to the second quarter of fiscal 2025.
•GAAP Operating Income/Loss: GAAP operating income was $41 million, or 6% of total revenue, compared to a GAAP operating loss of $19 million, or (3)% of total revenue, in the second quarter of fiscal 2025.
•Non-GAAP Operating Income: Non-GAAP operating income was $202 million, or 28% of total revenue, compared to a non-GAAP operating income of $148 million, or 23% of total revenue, in the second quarter of fiscal 2025.
•GAAP Net Income: GAAP net income was $67 million, compared to GAAP net income of $29 million in the second quarter of fiscal 2025. GAAP basic and diluted net income per share were $0.38 and $0.37, respectively, compared to a GAAP basic and diluted net income per share of $0.18 and $0.15, respectively, in the second quarter of fiscal 2025.
•Non-GAAP Net Income: Non-GAAP net income was $169 million, compared to non-GAAP net income of $131 million in the second quarter of fiscal 2025. Non-GAAP diluted net income per share was $0.91, compared to non-GAAP diluted net income per share of $0.72 in the second quarter of fiscal 2025.
•Cash Flow: Net cash provided by operations was $167 million, or 23% of total revenue, compared to net cash provided by operations of $86 million, or 13% of total revenue, in the second quarter of fiscal 2025. Free cash flow was $162 million, or 22% of total revenue, compared to $78 million, or 12% of total revenue, in the second quarter of fiscal 2025.
•Cash, cash equivalents, and short-term investments were $2.858 billion at July 31, 2025.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook*:
We continue to take a prudent approach to forward guidance that factors in our go-to-market specialization that was rolled out in Q1 of FY26.
For the third quarter of fiscal 2026, the Company expects:
•Total revenue of $728 million to $730 million, representing a growth rate of 9% to 10% year-over-year;
•Current RPO of $2.260 billion to $2.265 billion, representing a growth rate of 10% year-over-year;
•Non-GAAP operating income of $160 million to $162 million, which yields a non-GAAP operating margin of 22%;
•Non-GAAP diluted net income per share of $0.74 to $0.75, assuming diluted weighted-average shares outstanding of approximately 185 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 21%.

For the full year fiscal 2026, the Company now expects:
•Total revenue of $2.875 billion to $2.885 billion, representing a growth rate of 10% to 11% year-over-year;
•Non-GAAP operating income of $730 million to $740 million, which yields a non-GAAP operating margin of 25% to 26%;
•Non-GAAP diluted net income per share of $3.33 to $3.38, assuming diluted weighted-average shares outstanding of approximately 185 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 28%.
* Announced acquisition of Axiom Security is expected to be immaterial to all guidance metrics
These statements are forward-looking and actual results may differ materially. Refer to the "Forward-Looking Statements" safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on August 26, 2025 to discuss the results and outlook. The prepared remarks and the news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com. A replay will be available on the Okta investor relations website following the completion of the event.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com. Okta uses its investor.okta.com website and okta.com/blog websites (including the Security Blog, Okta Developer Blog and Auth0 Developer Blog) as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations and okta.com/blog websites in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net margin, non-GAAP diluted net income per share, non-GAAP tax rate, free cash flow and free cash flow margin. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of the transaction close.
Stock-based compensation is non-cash in nature and is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we use may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe excluding stock-based compensation provides meaningful supplemental information regarding the long-term performance of our core business and facilitates comparison of our results to those of peer companies.
We also exclude non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of our core operating results.

In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables, including seasonality, the discretionary timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.
We periodically reassess the components of our non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions, and consider the use of these measures by our competitors and peers to ensure the adjustments remain relevant and meaningful.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, macroeconomic conditions have in the past and could in the future reduce demand for our solutions; we and our third-party service providers have in the past and could in the future experience cybersecurity incidents; we may be unable to manage or sustain our revenue growth and profitability; our financial resources may be insufficient to effectively compete in our market; we may be unable to attract new customers, or retain or sell additional solutions to existing customers; we may fail to maintain strategic partnerships to promote or enhance our solutions; we may experience challenges successfully expanding our existing marketing and sales capabilities, including further specializing our go-to-market organization; customer growth has slowed in recent periods and could continue to decelerate in the future; we could experience interruptions or performance problems associated with our technology, including a service outage; and we and our third-party service providers have failed, or were perceived as having failed, to fully comply with various privacy and security provisions to which we are subject, and similar incidents could occur in the future. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta, Inc. is The World’s Identity Company™. We secure identity, so everyone is free to safely use any technology. Our customer and workforce solutions empower businesses and developers to use the power of identity to drive security, efficiencies, and success — all while protecting their users, employees, and partners. Learn why the world’s leading brands trust Okta for authentication, authorization, and more at okta.com.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, shares in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue:
Subscription	$711	$632	$1,384	$1,235
Professional services and other	17	14	32	28
Total revenue	728	646	1,416	1,263
Cost of revenue:
Subscription(1)	147	137	283	267
Professional services and other(1)	21	18	40	36
Total cost of revenue	168	155	323	303
Gross profit	560	491	1,093	960
Operating expenses:
Research and development(1)	160	164	314	327
Sales and marketing(1)	246	238	483	474
General and administrative(1)	113	108	216	225
Total operating expenses	519	510	1,013	1,026
Operating income (loss)	41	(19)	80	(66)
Interest expense	(1)	(1)	(2)	(3)
Interest income and other, net	27	29	57	56
Gain on early extinguishment of debt	—	3	—	3
Interest and other, net	26	31	55	56
Income (loss) before provision for (benefit from) income taxes	67	12	135	(10)
Provision for (benefit from) income taxes	—	(17)	6	1
Net income (loss)	$67	$29	$129	$(11)

Net income (loss) per share, basic	$0.38	$0.18	$0.74	$(0.06)
Net income (loss) per share, diluted	$0.37	$0.15	$0.72	$(0.06)

Weighted-average shares used to compute net income (loss) per share, basic	175,460	168,612	174,827	168,045
Weighted-average shares used to compute net income (loss) per share, diluted	180,966	174,443	181,356	168,045

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of subscription revenue	$21	$22	$38	$41
Cost of professional services and other	2	3	5	6
Research and development	51	56	98	119
Sales and marketing	35	36	67	66
General and administrative	35	31	64	67
Total stock-based compensation expense	$144	$148	$272	$299

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	July 31,	January 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$876	$409
Short-term investments	1,982	2,114
Accounts receivable, net of allowances	417	621
Deferred commissions	150	140
Prepaid expenses and other current assets	141	132
Total current assets	3,566	3,416
Property and equipment, net	39	43
Operating lease right-of-use assets	68	74
Deferred commissions, noncurrent	268	267
Intangible assets, net	104	138
Goodwill	5,448	5,448
Other assets	57	51
Total assets	$9,550	$9,437
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12	$13
Accrued expenses and other current liabilities	90	103
Accrued compensation	136	207
Convertible senior notes, net	859	509
Deferred revenue	1,550	1,691
Total current liabilities	2,647	2,523
Convertible senior notes, net, noncurrent	—	349
Operating lease liabilities, noncurrent	81	94
Deferred revenue, noncurrent	24	27
Other liabilities, noncurrent	44	39
Total liabilities	2,796	3,032

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	9,426	9,219
Accumulated other comprehensive loss	1	(12)
Accumulated deficit	(2,673)	(2,802)
Total stockholders’ equity	6,754	6,405
Total liabilities and stockholders' equity	$9,550	$9,437

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$129	$(11)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	272	299
Depreciation and amortization	48	50
Amortization of deferred commissions	76	62
Deferred income taxes	3	(4)
Gain on early extinguishment of debt	—	(3)
Other, net	4	(1)
Changes in operating assets and liabilities:
Accounts receivable	201	181
Deferred commissions	(80)	(59)
Prepaid expenses and other assets	(9)	(82)
Operating lease right-of-use assets	9	10
Accounts payable	(2)	(1)
Accrued compensation	(75)	(55)
Accrued expenses and other liabilities	(11)	33
Operating lease liabilities	(14)	(18)
Deferred revenue	(143)	(96)
Net cash provided by operating activities	408	305
Cash flows from investing activities:
Capitalized software	(5)	(7)
Purchases of property and equipment	(3)	(6)
Purchases of securities available-for-sale and other	(720)	(779)
Proceeds from maturities and redemption of securities available-for-sale	848	808
Proceeds from sales of securities available-for-sale and other	1	2
Payments for business acquisitions, net of cash acquired	(3)	(56)
Net cash provided by (used in) investing activities	118	(38)
Cash flows from financing activities:
Payments for repurchases of convertible senior notes	—	(40)
Taxes paid related to net share settlement of equity awards	(102)	(80)
Proceeds from settlement of capped calls related to convertible senior notes	2	—
Proceeds from stock option exercises	10	9
Proceeds from shares issued in connection with employee stock purchase plan	23	24
Net cash used in financing activities	(67)	(87)
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	10	—
Net increase in cash, cash equivalents and restricted cash	469	180
Cash, cash equivalents and restricted cash at beginning of period	415	342
Cash, cash equivalents and restricted cash at end of period	$884	$522

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(dollars in millions, shares in thousands, except per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Gross profit	$560	$491	$1,093	$960
Add:
Stock-based compensation expense included in cost of revenue	23	25	43	47
Amortization of acquired intangibles	11	12	21	24
Non-GAAP gross profit	$594	$528	$1,157	$1,031
Gross margin	77%	76%	77%	76%
Non-GAAP gross margin	82%	82%	82%	82%
Non-GAAP Operating Income and Non-GAAP Operating Margin
We define non-GAAP operating income and non-GAAP operating margin as GAAP operating income (loss) and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Operating income (loss)	$41	$(19)	$80	$(66)
Add:
Stock-based compensation expense	144	148	272	299
Non-cash charitable contributions	—	1	—	4
Amortization of acquired intangibles	17	18	34	37
Legal settlements and related expenses	—	—	—	7
Non-GAAP operating income	$202	$148	$386	$281
Operating margin	6%	(3)%	6%	(5)%
Non-GAAP operating margin	28%	23%	27%	22%

Non-GAAP Net Income, Non-GAAP Net Margin and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income and non-GAAP net margin as GAAP net income (loss) and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt issuance costs, gain on early extinguishment of debt, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses. In addition, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods.
We define non-GAAP diluted net income per share, as non-GAAP net income divided by GAAP weighted-average shares used to compute net income (loss) per share, basic, adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding. In addition, non-GAAP net income per share, diluted, includes the impact of our capped call agreements on convertible senior notes outstanding. The capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Net income (loss)	$67	$29	$129	$(11)
Add:
Stock-based compensation expense	144	148	272	299
Non-cash charitable contributions	—	1	—	4
Amortization of acquired intangibles	17	18	34	37
Amortization of debt issuance costs	—	1	1	1
Gain on early extinguishment of debt	—	(3)	—	(3)
Legal settlements and related expenses	—	—	—	7
Tax adjustment	(59)	(63)	(109)	(86)
Non-GAAP net income	$169	$131	$327	$248

Net margin	9%	5%	9%	(1)%
Non-GAAP net margin	23%	20%	23%	20%

Weighted-average shares used to compute net income (loss) per share, basic	175,460	168,612	174,827	168,045
Non-GAAP weighted-average effect of potentially dilutive securities	9,767	13,752	9,386	13,358
Non-GAAP weighted-average shares used to compute non-GAAP net income per share, diluted	185,227	182,364	184,213	181,403

Net income (loss) per share, diluted	$0.37	$0.15	$0.72	$(0.06)
Non-GAAP net income per share, diluted	$0.91	$0.72	$1.77	$1.37

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in millions)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$167	$86	$408	$305
Less:
Purchases of property and equipment	(2)	(5)	(3)	(6)
Capitalized software	(3)	(3)	(5)	(7)
Free cash flow	$162	$78	$400	$292
Net cash provided by (used in) investing activities	$238	$156	$118	$(38)
Net cash used in financing activities	$(22)	$(50)	$(67)	$(87)
Operating cash flow margin	23%	13%	29%	24%
Free cash flow margin	22%	12%	28%	23%